INDEPENDENT AUDITORS' CONSENT                                  EXHIBIT 23.1


We consent to the incorporation by reference in Registration Statements Nos. 33-87222 and 333-10167 of Micrel, Incorporated on Form S-8 of our reports dated January 23, 1997, appearing in this Annual Report on Form 10-K of Micrel, Incorporated for the year ended December 31, 1996.











DELOITTE & TOUCHE LLP

San Jose, California
March 27, 1997


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